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                                                                    EXHIBIT 99.2


         AT EQUITY MARKETING, INC.:      AT THE FINANCIAL RELATIONS BOARD/BSMG
                                         WORLDWIDE:
         Larry Madden                    Tony Rossi           Lisa Mueller
         Chief Financial Officer         Investor Relations   Investor Relations
         (323) 932-4315                  (310) 996-7459       (310) 996-7455


FOR IMMEDIATE RELEASE

                 EQUITY MARKETING REPORTS SECOND QUARTER RESULTS
                         STOCK REPURCHASE PLAN EXPANDED

         LOS ANGELES, August 2, 2001 - Equity Marketing, Inc. (Nasdaq: EMAK) today announced its financial results for the second quarter ended June 30, 2001.

         "During the first part of this year, we have made significant progress in achieving two of our major strategic goals: moving forward on our M&A strategy and adding to our client roster through aggressive new business development efforts," said Equity Marketing Chairman and Chief Executive Officer Don Kurz. "With the acquisition of Logistix announced today, and the addition of several high profile clients including Dr Pepper/Seven Up, Inc., we have made great strides in laying the foundation for accelerated growth in the years to come.

         "We are particularly excited about the addition of Logistix. Beyond providing important diversification for our revenue base, this firm will help strengthen our position as a leading marketer focused on the kids, teens, tweens and families demographic, with an expanded geographic focus. Effectively reaching this audience has always been one of our core competencies and the considerable experience that Logistix has in developing promotions and products aimed at kids, teens, tweens and families will heighten our focus on this sizeable market," said Mr. Kurz.

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EQUITY MARKETING REPORTS SECOND QUARTER RESULTS
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SECOND QUARTER HIGHLIGHTS

         o Revenues were $28.2 million, compared with $55.3 million in the same period in 2000.

         o Promotions revenue for the quarter represented 86.6% of total revenue, while consumer products revenue represented 13.4% of total revenue.

         o Net income was $0.9 million, compared with $3.1 million in the same period in 2000.

         o Diluted earnings per share were $0.08, compared with $0.41 in the same period in 2000.

         o Gross margin increased to 28.3% in the second quarter of 2001 from 25.0% in the prior year, continuing the company's favorable trend.

         o Operating expenses decreased to $7.1 million from $9.0 million in the prior year quarter as the company continued to aggressively manage its costs.

         "Our second quarter performance was in line with our expectations," said Mr. Kurz. "We believe our sales to Burger King reached its low point for the year in the second quarter, and we expect increasing sales to Burger King in the third and fourth quarters of 2001 and the full year 2002.

         "During the second quarter, our non-Burger King promotions business showed strong growth over the first quarter, as we benefited from new accounts we have brought on board this year. However, the consumer products division is somewhat vulnerable to economic cycles, and we have seen some weakness in this area that relates to the general economic slowdown being experienced throughout the country, as key retailers tightly manage inventory levels. Based on early reports though, we anticipate a pick-up in the consumer products business in the third quarter. Importantly, our consumer sell-through on our core Scooby-Doo(TM) and Tub Tints(R) brands remains solid, and our consumer products sales are up about nine percent for the first six months of this year," said Mr. Kurz.

STOCK REPURCHASE PLAN EXPANDED

         Equity Marketing announced today that its board of directors has authorized the retirement of the company's current common stock repurchase plan, which will be replaced by a new $10 million common stock repurchase plan to be implemented over the next 12 months.

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EQUITY MARKETING REPORTS SECOND QUARTER RESULTS
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Shares will be purchased from time to time after August 3, 2001 in the open market at prevailing prices, based on market conditions. The company may also make a number of purchases effected as block trades as well as certain negotiated, off-exchange purchases not in the open market. The repurchase program will be funded through a combination of working capital and bank debt.

         As of June 30, 2001, under the previous $10 million stock repurchase plan, the company had spent approximately $6.4 million to purchase 530,894 shares at an average price of $12.11 per share. Due to the retirement of this plan, the remaining $3.6 million available for share repurchases will not be utilized.

         "Essentially, we have expanded the share repurchase plan by $6.4 million, as we now have a full $10 million to utilize going forward. Our strong cash position, cash generating ability and lack of debt enables us to continue to repurchase shares when market conditions warrant, as it represents an accretive investment opportunity for shareholders. We are able to do so while also maintaining ample resources to pursue additional M&A opportunities and other strategic growth initiatives," said Mr. Kurz.

SHARE COUNT UPDATE

         For purposes of computing earnings per share for the second quarter of 2001, the number of diluted weighted average shares outstanding was 6.2 million. In accordance with accounting principles generally accepted in the United States, based on the level of net income for the second quarter of 2001, the calculation of diluted earnings per share excludes the impact of the assumed conversion of preferred stock, and includes the preferred stock dividend. Based on the level of net income reflected in the outlook set forth below, the number of diluted weighted average shares outstanding for purposes of computing earnings per share for the third and fourth quarters of 2001 is expected to approximate 8.0 million, and for the full year 2001 is expected to approximate
6.3 million. For the full year 2002, the company expects its diluted weighted average shares outstanding to be approximately 8.0 million for purposes of computing earnings per share.

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EQUITY MARKETING REPORTS SECOND QUARTER RESULTS
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OUTLOOK

         Equity Marketing announced guidance for the third quarter of 2001 and revised guidance for the full year 2001. For the third quarter, the company expects revenues to be between $44 million and $50 million, and fully diluted earnings per share to range from $0.23 to $0.28. For the full year 2001, the company now expects revenues to be between $155 million and $175 million, and fully diluted earnings per share to range from $0.65 to $0.85. The company is maintaining its previously issued guidance for 2002. Revenues in 2002 are expected to range from $250 million to $300 million, and fully diluted earnings per share are expected to range between $1.70 and $2.00.

         "While our sales to Burger King will grow throughout the remainder of the year, we do not believe they will ramp-up to the degree we initially anticipated," said Mr. Kurz. "However, based on our understanding of the factors contributing to this year's sales decline, we continue to believe that we should see a substantial pick-up in custom promotional product purchases by the Burger King system in 2002. Importantly, we believe our 15-year partnership with Burger King remains as strong as ever.

         "Despite the near-term challenges that will impact the remainder of 2001, we feel that the steps we have taken in recent weeks position the company to achieve substantial growth in 2002 and beyond. The acquisition of Logistix provides significant revenue contributions, excellent cross-selling opportunities, and a valuable entree into new markets. The Logistix acquisition is just the first step in our strategic M&A plan. We have a wealth of opportunities available to us in all aspects of the M&A arena and we are committed to pursuing those that will provide the best long-term value for the company, including those transactions that can fundamentally transform the company.

         "We also recently made a major addition to our management team, naming Bret Hadley as Executive Vice President, Consumer Products and Worldwide Operations. With the popular Scooby-Doo and Tub Tints lines, our consumer products division has good growth potential, and we are confident that Bret's proven ability to lead major companies such as Mattel, Inc. and Wham-O(R) through dynamic growth stages will generate similar results for Equity Marketing.

         "Our non-Burger King promotions business remains in a growth mode. With the clients we have added to-date, and the other prospects in our new business pipeline, we have the

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EQUITY MARKETING REPORTS SECOND QUARTER RESULTS
PAGE 5 OF 8


opportunity to add more than 10 new clients organically this year. Our demonstrated ability to create programs that drive clients' sales has helped us to expand existing relationships and win a number of new accounts this year including marquee names like Dr Pepper/Seven Up, Inc.

         "From a strategic perspective, we anticipate exiting the year in the best shape in the company's history, setting the stage for a robust 2002 when all of our businesses are expected to turn in strong performances. While our 2001 financial results are disappointing given our strong profit history, we have taken this year as an opportunity to markedly improve our strategic position, while still continuing to generate healthy net income and cash flow. We will enter 2002 much more diversified, with deeper capabilities and expanded geographic reach, while maintaining a rock solid balance sheet. Our prospects for long-term growth and creating shareholder value have never been brighter," said Mr. Kurz.

SECOND QUARTER CONFERENCE CALL

         The company will host a conference call today at 5:00 p.m. ET/2:00 p.m. PT to discuss its second quarter 2001 financial results and operational highlights. All interested parties may listen to the live call or access a replay of the call via the Internet at WWW.EQUITY-MARKETING.COM. To listen to the live call, visit the Investor Relations page of the Web site at least 15 minutes prior to download any necessary software.

         Equity Marketing, Inc., a leading marketing services company based in Los Angeles, designs and produces custom promotional programs that build sales and brand value for retailers, restaurant chains and consumer goods companies such as Burger King Corporation, The Coca-Cola Company, CVS/pharmacy and others. The company complements its core promotions business by developing and marketing distinctive consumer products, based on trademarks it owns or classic licensed properties, which are sold through specialty and mass-market retailers. More information about Equity Marketing is available on the company's web site at www.equity-marketing.com.

         CERTAIN EXPECTATIONS AND PROJECTIONS REGARDING THE FUTURE PERFORMANCE OF EQUITY MARKETING, INC. DISCUSSED IN THIS NEWS RELEASE ARE FORWARD-LOOKING AND ARE MADE UNDER THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE EXPECTATIONS AND PROJECTIONS ARE BASED ON CURRENTLY AVAILABLE COMPETITIVE, FINANCIAL AND ECONOMIC DATA ALONG WITH THE COMPANY'S OPERATING PLANS AND ARE SUBJECT TO FUTURE EVENTS AND UNCERTAINTIES. MANAGEMENT CAUTIONS THE READER THAT THE FOLLOWING

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EQUITY MARKETING REPORTS SECOND QUARTER RESULTS
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FACTORS, AMONG OTHERS, COULD CAUSE THE COMPANY'S ACTUAL CONSOLIDATED RESULTS OF
OPERATIONS AND FINANCIAL POSITION IN 2001 AND THEREAFTER TO DIFFER SIGNIFICANTLY FROM THOSE EXPRESSED IN FORWARD-LOOKING STATEMENTS: THE COMPANY'S DEPENDENCE ON A SINGLE CUSTOMER; THE SIGNIFICANT QUARTER-TO-QUARTER VARIABILITY IN THE COMPANY'S REVENUES AND NET INCOME; THE COMPANY'S DEPENDENCE ON THE POPULARITY OF LICENSED ENTERTAINMENT PROPERTIES AND THE ABILITY TO LICENSE, DEVELOP AND MARKET NEW PRODUCTS; THE COMPANY'S DEPENDENCE ON FOREIGN MANUFACTURERS; THE COMPANY'S NEED FOR ADDITIONAL WORKING CAPITAL; THE NEGATIVE RESULTS OF LITIGATION, GOVERNMENTAL PROCEEDINGS OR ENVIRONMENTAL MATTERS; AND THE POTENTIAL NEGATIVE IMPACT OF PAST OR FUTURE ACQUISITIONS. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE THE RESULTS OF ANY REVISIONS TO FORWARD-LOOKING STATEMENTS, WHICH MAY BE MADE TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS. THE RISKS HIGHLIGHTED HEREIN SHOULD NOT BE ASSUMED TO BE THE ONLY ITEMS THAT COULD AFFECT THE FUTURE PERFORMANCE OF THE COMPANY.

                            FINANCIAL TABLES FOLLOW


































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EQUITY MARKETING REPORTS SECOND QUARTER RESULTS
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EQUITY MARKETING, INC.

Condensed Consolidated Statements of Income
(In thousands, except share and per share data)

                                                      THREE MONTHS ENDED              SIX MONTHS ENDED
                                                          JUNE 30,                         JUNE 30,
                                                 ----------------------------    ---------------------------
                                                         (UNAUDITED)                     (UNAUDITED)
                                                     2001            2000            2001            2000
                                                 ------------    ------------    ------------    ------------
Revenues                                          $   28,237      $   55,314      $   56,264      $   98,791
Cost of sales                                         20,234          41,487          40,071          74,690
                                                 ------------    ------------    ------------    ------------
    Gross profit                                       8,003          13,827          16,193          24,101
                                                 ------------    ------------    ------------    ------------
Operating expenses:
  Salaries, wages and benefits                         3,547           3,746           7,276           7,147
  Selling, general and administrative                  3,561           5,242           7,276           9,579
  AmeriServe bankruptcy bad debt expense                --              --              --               482
                                                 ------------    ------------    ------------    ------------
    Total operating expenses                           7,108           8,988          14,552          17,208
                                                 ------------    ------------    ------------    ------------
    Income from operations                               895           4,839           1,641           6,893
Other income (expense)                                   415             270           1,194             355
                                                 ------------    ------------    ------------    ------------
    Income before provision for income taxes           1,310           5,109           2,835           7,248
Provision for income taxes                               450           2,043           1,060           2,888
                                                 ------------    ------------    ------------    ------------
    Net income                                    $      860      $    3,066      $    1,775      $    4,360
                                                 ============    ============    ============    ============
Preferred Stock Dividends                                375             201             750             207
                                                 ------------    ------------    ------------    ------------
Net income Available to Common Stockholders       $      485      $    2,865      $    1,025      $    4,153
                                                 ============    ============    ============    ============
Basic Income Per Share
      Earnings Per Share                          $     0.08      $     0.46      $     0.17      $     0.66
                                                 ============    ============    ============    ============
      Weighted Average Shares Outstanding          6,061,811       6,291,180       6,084,228       6,263,949
                                                 ============    ============    ============    ============
Diluted Income Per Share
      Earnings Per Share                          $     0.08      $     0.41      $     0.16      $     0.63
                                                 ============    ============    ============    ============
      Weighted Average Shares Outstanding          6,175,984       7,412,498       6,243,296       6,956,283
                                                 ============    ============    ============    ============

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EQUITY MARKETING REPORTS SECOND QUARTER RESULTS
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EQUITY MARKETING, INC.
Condensed Consolidated Balance Sheets
(In thousands)


ASSETS                                          JUNE 30,      DECEMBER 31,
                                                  2001            2000
                                              (UNAUDITED)
                                              ------------    ------------
Cash and short-term investments                 $ 40,304        $ 32,405
Marketable securities                               --             5,100
Accounts receivable, net                          18,239          30,137
Note receivable                                    4,254           8,322
Inventory                                          8,407          11,744
Prepaids and other current assets                  5,928           4,828
                                              ------------    ------------
   CURRENT ASSETS                                 77,132          92,536

Fixed assets, net                                  4,111           4,263
Intangible assets, net                            12,645          12,459
Other assets                                       1,897           1,284
                                              ------------    ------------
   TOTAL ASSETS                                 $ 95,785        $110,542
                                              ============    ============


LIABILITIES AND                                 JUNE 30,      DECEMBER 31,
STOCKHOLDERS' EQUITY                              2001            2000
                                              ------------    ------------
Short-term debt                                 $   --          $   --
Accounts payable                                  15,226          18,421
Accrued liabilities                               10,870          21,975
                                              ------------    ------------
   CURRENT LIABILITIES                            26,096          40,396
Long-term liabilities                              1,816           1,856
                                              ------------    ------------
   TOTAL LIABILITIES                              27,912          42,252

Mandatory redeemable preferred stock              23,049          23,049

Stockholders' equity                              44,824          45,241
                                              ------------    ------------
   TOTAL LIABILITIES AND
   STOCKHOLDERS' EQUITY                         $ 95,785        $110,542
                                              ============    ============



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